Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated August 21, 2025, with respect to the consolidated financial statements of Synaptics Incorporated, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Santa Clara, California
November 6, 2025